Exhibit 3.7

FIFTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 580.

In affirmation thereof, the facts stated above are true.

Dated: July 21, 2022

General Partner:

By ____/s/ Penny Pennington ______________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Betsinger, Gregory Stephen	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Bradley L Frick Revocable Living Trust	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Charles Shannon Isaacson and Sommer L Isaacson Joint Revocable Trust	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Davis, John Myron	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Dickerson, James Richard	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Haas, Lena	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Klein, Christian Guy	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Price Family Trust	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Reed, Justine Louise	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Schenk, Peter Carl	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Schloneger, Kevin Scott	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Slade III, Harry	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Whitman, Wendell Warren	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Willis, Charlotte B	7/1/2022	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Lena Haas Revocable Trust	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Roy, Sara Katherine	7/1/2022	12555 Manchester Road	St. Louis, MO 63131
Soto Jr, Victor Manuel	7/1/2022	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fifth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.